SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2006 (October 9, 2006)

HUDSON'S GRILL INTERNATIONAL, INC.

(Exact name of Registrant as specified in its Charter)

Texas

(State or other jurisdiction of incorporation)

333-94797

(Commission or File Number)

75-2738727

(IRS Employer Identification Number)

16970 Dallas Parkway, Suite 402, Dallas, Texas 75248

(Address of Principal Executive Offices)

Issuer's telephone number, including area code:

(972) 931-9237

Section 8 - Other Events

Item 8.01 Other Events.

Hudson's Grill International, Inc. (the "Company"), a Texas corporation based in Dallas, Texas, announced that the Company's newest franchise location officially opened for business on October 9, 2006. Acceleration LLC, a Wisconsin limited liability company owned by Bill Hall and Al Klein, opened its newest Hudson's Grill at 1250 Commerce Place, Plover, Wisconsin. Acceleration LLC also owns Company franchises in Wausau and Marshfield, Wisconsin. This is the fifth Company franchise operating Wisconsin, and the ninth in the Upper Midwest.

Section 9 - Financial Statements and Exhibits

Item 9.01(c) Exhibits.

1. Press Release dated October 10, 2006, about the opening of the newest Company franchise restaurant in Plover, Wisconsin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2006

HUDSON'S GRILL INTERNATIONAL, INC. s/s Robert W. Fischer Robert W. Fischer, Director

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